UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K
CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d)
OF THE SECURITIES EXCHANGE ACT OF 1934

July 24, 2003
(Date of earliest event reported)

BALL CORPORATION
(Exact name of Registrant as specified in its charter)

Indiana	1-7349	35-0160610
(State of Incorporation)	(Commission File No.)	(IRS Employer Identification No.)

10 Longs Peak Drive, P.O. Box 5000, Broomfield, CO 80021-2510
(Address of principal executive offices, including ZIP code)

(303) 469-3131
(Registrant’s telephone number, including area code)

Not applicable
(Former name or former address, if changed since last report)

Ball Corporation
Current Report on Form 8-K
Dated July 24, 2003

Item 5. Other Information

        On December 19, 2002, Ball Corporation (Ball), through an indirect, wholly-owned subsidiary, acquired 100 percent of the capital stock of Schmalbach-Lubeca GmbH. The operations acquired are now known as Ball Packaging Europe GmbH. Ball reported the acquisition on a Form 8-K dated December 19, 2002 and filed December 31, 2002, and in an amendment filed January 28, 2003, provided the financial information and pro forma financial information required by Regulation S-X.

        On July 24, 2003, Ball announced its intention to offer new senior notes. We intend to use the net proceeds from the offering of the notes, together with other available funds, to redeem Ball’s existing 8 1/4% senior subordinated notes due 2008 pursuant to the optional redemption provisions in the indenture governing those notes.   The redemption of the 2008 subordinated notes is expected to occur approximately 30 days after the pricing of the new notes offering.

        In connection with the offering of the new notes, we are filing pro forma financial information for the year ended December 31, 2002.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

BALL CORPORATION (Registrant) By: /s/ Raymond J. Seabrook Name: Raymond J. Seabrook Title: Senior Vice President and Chief Financial Officer

Date:  July 24, 2003

Ball Corporation
Current Report on Form 8-K
Dated July 24, 2003

EXHIBIT INDEX

Exhibit	Description
Exhibit 99.1	Unaudited Pro Forma Condensed Combined Statement of Earnings for the year ended December 31, 2002